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                                                               EXHIBIT (11)(A)

                        INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Post-Effective Amendment No. 56 to the Registration Statement of Eaton Vance Municipals Trust (1933 Act File No. 33-572) on behalf of EV Classic Alabama Tax Free Fund, EV Classic Arkansas
Tax Free Fund, EV Classic Georgia Tax Free Fund, EV Classic Kentucky Tax Free Fund, EV Classic Louisiana Tax Free Fund, EV Classic Maryland Tax Free Fund, EV Classic Missouri Tax Free Fund, EV Classic North Carolina Tax Free Fund, EV Classic Oregon Tax Free Fund, EV Classic South Carolina Tax Free Fund, EV Classic Tennessee Tax Free and EV Classic Virginia Tax Free Fund of our report dated September 29, 1995, relating to EV Classic Alabama Tax Free Fund, EV Classic Arkansas Tax Free Fund, EV Classic Georgia Tax Free Fund, EV Classic Kentucky Tax Free Fund, EV Classic Lousiana Tax Free Fund, EV Classic Maryland Tax Free Fund, EV Classic Missouri Tax Free Fund, EV Classic North Carolina Tax Free Fund, EV Classic Oregon Tax Free Fund, EV Classic South Carolina Tax Free Fund, EV Classic Tennessee Tax Free Fund and EV Classic Virginia Tax Free Fund, and of our report dated September 29, 1995, relating to Alabama Tax Free Portfolio, Arkansas Tax Free Portfolio, Georgia Tax Free Portfolio, Kentucky Tax Free Portfolio, Louisiana Tax Free Portfolio, Maryland Tax Free Portfolio, Missouri Tax Free Portfolio, North Carolina Tax Free Portfolio, Oregon Tax Free Portfolio, South Carolina Tax Free Portfolio, Tennessee Tax Free Portfolio and Virginia Tax Free Portfolio, which reports are included in the Annual Report to Shareholders for the year ended August 31, 1995 which is incorporated by reference in the Statement of Additional Information.

    We also consent to the reference to our Firm under the heading "The Fund's Financial Highlights" in the Prospectus and under the captions "Independent Certified Public Accountants" and "Financial Statements" in the Statement of Additional Information of the Registration Statement.

                                               /s/ DELOITTE & TOUCHE LLP

October 27, 1995
Boston, Massachusetts